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                                                                EXHIBIT 10.21



                               AMENDMENT NO. 1 TO
                             RACING CHAMPIONS, INC.
                1996 KEY EMPLOYEES PERFORMANCE COMPENSATION PLAN


     Effective as of April 8, 1997, the Board of Directors of Racing Champions, Inc., an Illinois corporation, has adopted the following amendments to the Racing Champions, Inc. 1996 Key Employees Performance Compensation Plan
(the "Plan"):

     1. The definition of "Parent" in Article II of the Plan is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

     "Parent" means Racing Champions Corporation, a Delaware corporation and owner of 100% of the capital stock of the Company.

     2. Article II of the Plan is hereby amended by adding the following defined terms:

     "1997 EBITDA" means Audited EBITDA for the period beginning on January 1, 1997 and ending on December 31, 1997.

     "1997 Final Bonus Determination Date" means the date on which the Parent's audited consolidated financial statements are issued for the period beginning on January 1, 1997 and ending on December 31, 1997.

     3.   The Plan is hereby amended by inserting the following as Article VI:

                                   ARTICLE VI

                      Award of Performance Bonus for 1997

     6.1 Determination of 1997 Performance Bonus. If a Participant is employed by the Company or any of its Subsidiaries on December 31, 1997, the "1997 Performance Bonus" of such Participant shall be equal to the Percentage Share set forth next to such Participant's name on Schedule I multiplied by 5.12% multiplied by 1997 EBITDA; provided that the 1997 Performance Bonus of each Participant shall be zero if 1997 EBITDA is less than $19,009,000. If a Participant's employment is terminated on a date (the "Termination Date") prior to

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December 31, 1997 for reason of death, Disability, by the Company without
Cause or by the Participant for Good Reason, such Participant's 1997 Performance Bonus shall be equal to the 1997 Performance Bonus to which such Participant would have been entitled had he or she been employed by the Company or any of its Subsidiaries on December 31, 1997 multiplied by a fraction the numerator of which is the number of days elapsed from January 1, 1997 to the Termination Date and the denominator of which is the number of days elapsed from January 1, 1997 to December 31, 1997.

     6.2   Quarterly Advance of 1997 Performance Bonus.

           (a) With respect to the fiscal quarter of the Company ending
March 31, 1997, the "1997 Bonus Advance" of each Participant in the Plan for such fiscal quarter shall be equal to the Percentage Share set forth next to such Participant's name on Schedule I multiplied by 5.12% multiplied by 50% multiplied by Unaudited EBITDA for the three months ending March 31, 1997; provided that the 1997 Bonus Advance of each Participant for such period shall be zero if Unaudited EBITDA for the three months ending March 31, 1997 is less than $2,935,000.

           (b) With respect to the fiscal quarter of the Company ending June 30, 1997, the 1997 Bonus Advance of each Participant in the Plan for such fiscal quarter shall be equal to (A) the Percentage Share set forth next to such Participant's name on Schedule I multiplied by 5.12% multiplied by 50% multiplied by Unaudited EBITDA for the six months ending June 30, 1997 minus
(B) the amount of any 1997 Bonus Advance received by such Participant with respect to the fiscal quarter of the Company ending March 31, 1997 pursuant to subsection 6.2(a) above; provided that the 1997 Bonus Advance of each Participant for such period shall be zero if Unaudited EBITDA for the three months ending June 30, 1997 is less than $8,780,000.

           (c) With respect to the fiscal quarter of the Company ending September 30, 1997, the 1997 Bonus Advance of each Participant in the Plan for such fiscal quarter shall be equal to (A) the Percentage Share set forth next to such Participant's name on Schedule I multiplied by 5.12% multiplied by 50% multiplied by Unaudited EBITDA for the nine months ending September 30, 1997 minus (B) the amount of any 1997 Bonus Advance received by such Participant with respect to the fiscal quarter of the Company ending June 30, 1997 pursuant to subsection 6.2(b) above; provided that the 1997 Bonus Advance of each Participant for such period shall be zero if Unaudited EBITDA for the nine months ending September 30, 1997 is less than $15,842,000.



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           (d)  Each Participant shall be entitled to receive his or her 1997
Bonus Advance with respect to a fiscal quarter if and only if such Participant is employed by the Company or any of its Subsidiaries on the Quarterly Bonus Advance Determination Date with respect to such fiscal quarter. Each 1997 Bonus Advance with respect to a fiscal quarter shall be paid within ten business days of the Quarterly Bonus Advance Determination Date with respect to such fiscal quarter.

     6.3   Payment of 1997 Performance Bonus.  With respect to each Participant,
(i) if such Participant's 1997 Performance Bonus is greater than the amounts paid by the Company to such Participant pursuant to Section 6.2 above, the difference shall be payable by the Company to such Participant within ten business days of the Final Bonus Determination Date; and (ii) if the amounts paid by the Company to such Participant pursuant to Section 6.2 above are greater than such Participant's 1997 Performance Bonus, the difference shall be payable by such Participant to the Company within ten business days of the Final Bonus Determination Date.

     4. The Plan is hereby amended by deleting Schedule I thereto in its entirety and inserting in lieu thereof Schedule I attached to this Amendment.


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                                   SCHEDULE I



                   Participant                Percentage Share
                   -----------                ----------------

                   Curt Stoelting                 16.0%         0.82%

                   John Olsen                     12.0          0.61

                   Peter Henseler                 12.0          0.61

                   Kevin Camp                     12.0          0.61

                   Helena Lo                       7.5          0.38

                   Kelvin Ng                       7.5          0.38

                   Rose Lam                        5.0          0.26

                   Jody Taylor                     4.0          0.20

                   Patrick Meyer                   4.0          0.20

                   Michael Midtgaard               4.0          0.20

                   Unallocated                    16.0          0.82

                   TOTAL                          100%          5.12%